UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/29/2012

Savient Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-15313

DE	13-3033811
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One Tower Center
East Brunswick, NJ 08816
(Address of principal executive offices, including zip code)

732-418-9300
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c) On May 29, 2012, the effective date of the previously announced resignation of Kenneth J. Zuerblis, Savient Pharmaceuticals, Inc.'s (the "Company") former Executive Vice President - Chief Financial Officer & Treasurer, David Gionco was appointed to the position of Group Vice President - Chief Accounting Officer & Treasurer of the Company.

Mr. Gionco, age 52, joined the Company in February 2006 as Vice President of Corporate Finance and Controller, and served as the Company's Group Vice President - Chief Financial Officer & Treasurer from February 2009 until September 2011, and Group Vice President - Finance from September 2011 to May 2012. From August 2004 to February 2006, Mr. Gionco served as Acting Chief Financial Officer/Director of Finance and Controller of Odyssey Pharmaceuticals, a specialty pharmaceuticals company. From July 2003 through August 2004, he served as the Director of Finance for Progenics Pharmaceuticals. Mr. Gionco has spent more than 21 years in the pharmaceutical industry in various audit, corporate accounting, financial planning, finance and controller roles at several pharmaceutical companies, including Medco Health Solutions, Inc. and Merck & Co. In addition, Mr. Gionco has seven years of financial auditing experience with Edward Isaacs & Company, a public accounting firm that was acquired in 2000 by McGladrey & Pullen. Mr. Gionco holds a B.S. in Accounting from Fairleigh Dickinson University and an MBA from Rutgers University.

Mr. Gionco is entitled to an annual base salary of $300,150 and a target annual bonus of 40% of his bas salary. Additionally, the Company and Mr. Gionco are parties to an Amended and Restated Employment Agreement (the "Agreement"), pursuant to which, if the Company terminates Mr. Gionco's employment at any time for any reason other than cause, or if Mr. Gionco terminates his employment for good reason, Mr. Gionco will be entitled to receive his base salary and benefits as set forth in the Agreement for a period of 52 weeks. In the event Mr. Gionco's employment is terminated due to disability, he will be entitled to a pro rata portion of his short-term equity incentive award for the year in which the disability occurred.

The terms "cause", "good reason" and "disability" are defined in the Agreement and incorporated herein by reference. This summary of the Agreement is qualified in its entirety by the terms and conditions of the Agreement, which was filed as Exhibit 10.1 on the Company's Current Report on Form 8-K on February 19, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Savient Pharmaceuticals, Inc.

Date: July 25, 2012	By:	/s/ Philip K. Yachmetz
Philip K. Yachmetz
SVP & General Counsel